EXHIBIT 99.1
Complete Production Services Reports
Second-Quarter Earnings Per Share of $0.39
HOUSTON, July 27, 2006 (BUSINESS WIRE) — Complete Production Services, Inc. (NYSE: CPX) today reported second quarter 2006 net income of $27.2 million, or $0.39 per diluted share on revenue of $275.4 million compared to net income of $8.4 million or $0.17 per diluted share on revenue of $168.6 million for the second quarter of 2005. This represents a 224% increase in net income and a 63% increase in revenue over the same period in 2005.
Operating income of $51.4 million increased 114% year-over-year resulting in an operating profit margin of 18.7% as compared to 14.2% in the prior year quarter. Segment revenues increased on a year-over-year basis with Completion and Production services up 62% compared to the second quarter of 2005, Drilling Services up 78%, and Product Sales up 52% over the same period.
“Quarter two results reflect the impact of our growth strategy. Revenues, earnings and margins increased year-over-year due to higher demand for our services, improved pricing, our investment in capital equipment and selective acquisitions,” commented Joe Winkler, President and Chief Executive Officer. “As expected, our second quarter results were impacted by the typical seasonal decline in the Canadian market.”
The Company continued its investment program during the second quarter investing $73.5 million in capital equipment. In addition, the Company closed two acquisitions at and subsequent to quarter end for total consideration of approximately $31 million cash. These transactions will augment future growth, with one a rental and fishing company having a presence in the Fayetteville Shale, and the other a fluid handling operation in East Texas. “It is exciting to see our acquisition program result in two additions in the last 30 days and we expect to be able to announce more in the future,” added Mr. Winkler.
“Our outlook is positive as we see continued strong demand for our services. We expect to benefit from the various price initiatives implemented during the course of the year, our investment in capital equipment and our acquisition program. Year to date, we have spent $132.4 million on capital equipment, the full benefit of which will occur in the second half of 2006 and beyond. Based upon the demand for our services, we are increasing our 2006 capital equipment forecast by approximately $30.0 million to approximately $230.0 million,” said Mr. Winkler.

As a result of the recent initial public offering, the Company reduced total debt to approximately $441 million and ended the quarter with cash and cash investments of approximately $123 million.
Complete Production Services, Inc. provides completion, production and drilling services and products to the oil and gas industry in many of the most active basins throughout North America. We will hold our quarterly conference call to discuss second quarter 2006 results on Friday, July 28, 2006, at 9:00 a.m. Central Time. To participate in the live conference call, dial 866-362-4829 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 94880369. The conference call will be available for replay beginning at 12:00 p.m., July 28, 2006, and will be available until August 4, 2006. To access the conference call replay, please call 888-286-8010 and use the passcode: 63976543. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of our operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income before interest expense, taxes, depreciation and amortization and minority interest. EBITDA is not a substitute for GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2006 and 2005
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue:
Services	$234,420	$141,628	$469,539	$273,615
Products	41,006	27,011	81,623	56,275

	275,426	168,639	551,162	329,890

Cost of services	139,323	87,440	274,834	167,110
Cost of products	30,949	20,294	61,322	42,877
General and administrative expense	36,627	26,130	74,242	48,016
Depreciation and amortization	17,125	10,804	32,852	20,578

	224,024	144,668	443,250	278,581

Operating income	51,402	23,971	107,912	51,309

Interest expense	9,488	5,634	20,170	9,649
Interest income	1,015	—	1,022	—

Income from continuing operations before minority interest and taxes	42,929	18,337	88,764	41,660

Minority interest, net of tax	(161)	3,354	144	6,566

Income before taxes	43,090	14,983	88,620	35,094

Tax provision	15,936	6,607	33,353	14,963

Net income	$27,154	$8,376	$55,267	$20,131

Earnings per share:
Basic earnings per share	$0.40	$0.19	$0.90	$0.47

Diluted earnings per share	$0.39	$0.17	$0.86	$0.43

Weighted average shares outstanding:
Basic	67,067	43,471	61,366	42,477
Diluted	69,065	48,378	63,953	47,126

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2006 and December 31, 2005
(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)	(unaudited)
Assets:
Current assets	$395,610	$247,486
Property, plant and equipment, net	500,864	384,580
Goodwill	346,684	298,297
Other long-term assets	7,363	7,290

Total assets	1,250,521	937,653

Liabilities and Stockholders’ Equity:
Current liabilities	125,935	120,203
Long-term debt	434,898	509,990
Long-term deferred tax liabilities	59,682	54,334
Minority interest	2,614	2,365

Total liabilities and minority interest	623,129	686,892

Common stock	698	555
Treasury stock	(202)	(202)
Additional paid-in capital	535,242	220,786
Deferred compensation	—	(3,803)
Retained earnings	72,152	16,885
Cumulative translation adjustment	19,502	16,540

Total stockholders’ equity	627,392	250,761

Total liabilities and stockholders’ equity	$1,250,521	$937,653

Cash Flow Data
For the Six Months Ended June 30, 2006
(in thousands)

June 30,
2006
(unaudited)
Cash flows provide by/(used for):
Operating activities	$73,440
Investing activities:
Capital expenditures	$(132,423)
Other investing activities	$(145,090)
Financing activities	$203,612

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended June 30, 2006 and 2005, and March 31, 2006
and Six Months Ended June 30, 2006 and 2005
(in thousands)

	Quarter Ended
	June 30,	June 30,	March 31,
	2006	2005	2006
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$183,270	$112,866	$191,089
Drilling services	51,150	28,762	44,030
Products	41,006	27,011	40,617

Total revenues	$275,426	$168,639	$275,736

EBITDA: (1)
Completion and production services	$49,091	$23,739	$54,609
Drilling services	18,236	8,647	16,020
Products	5,188	3,516	5,547
Corporate and other	(3,988)	(1,127)	(3,932)

Total EBITDA	$68,527	$34,775	$72,244

EBITDA as a % of Revenue:
Completion and production services	26.8%	21.0%	28.6%
Drilling services	35.7%	30.1%	36.4%
Products	12.7%	13.0%	13.7%
Total	24.9%	20.6%	26.2%

	Six Months Ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$374,359	$218,259
Drilling services	95,180	55,356
Products	81,623	56,275

Total revenues	$551,162	$329,890

EBITDA: (1)
Completion and production services	$103,701	$49,848
Drilling services	34,256	16,519
Products	10,734	7,453
Corporate and other	(7,927)	(1,933)

Total EBITDA	$140,764	$71,887

EBITDA as a % of Revenue:
Completion and production services	27.7%	22.8%
Drilling services	36.0%	29.8%
Products	13.2%	13.2%
Total	25.5%	21.8%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended June 30, 2006 and 2005 and March 31, 2006
and the Six Months Ended June 30, 2006 and 2005
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended June 30, 2006:
EBITDA	$49,091	$18,236	$5,188	$(3,988)	$68,527
Depreciation & amortization	14,001	2,284	575	265	17,125

Operating Income (loss)	$35,090	$15,952	$4,613	$(4,253)	$51,402

Quarter Ended June 30, 2005:
EBITDA	$23,739	$8,647	$3,516	$(1,127)	$34,775
Depreciation & amortization	8,634	1,322	369	479	10,804

Operating Income (loss)	$15,105	$7,325	$3,147	$(1,606)	$23,971

Quarter Ended March 31, 2006:
EBITDA	$54,609	$16,020	$5,547	$(3,932)	$72,244
Depreciation & amortization	12,932	2,018	503	274	15,727

Operating Income (loss)	$41,677	$14,002	$5,044	$(4,206)	$56,517

Six Months Ended June 30, 2006:
EBITDA	$103,701	$34,256	$10,734	$(7,927)	$140,764
Depreciation & amortization	26,835	4,302	1,078	637	32,852

Operating Income (loss)	$76,866	$29,954	$9,656	$(8,564)	$107,912

Six Months Ended June 30, 2005:
EBITDA	$49,848	$16,519	$7,453	$(1,933)	$71,887
Depreciation & amortization	16,750	2,537	745	546	20,578

Operating Income (loss)	$33,098	$13,982	$6,708	$(2,479)	$51,309